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                                                           Exhibit 99



                                        PROXY
                                IDAHO POWER COMPANY
                           ANNUAL MEETING OF SHAREHOLDERS
                                    MAY 6, 1998

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

PROPERLY EXECUTED PROXIES WILL BE VOTED AS MARKED AND, IF NOT MARKED, PROXIES RECEIVED WILL BE VOTED "FOR" PROPOSAL (1), ELECTION OF MANAGEMENT'S NOMINEES FOR DIRECTORS, "FOR" PROPOSAL (2), APPROVAL OF THE HOLDING COMPANY PROPOSAL, AND "FOR" PROPOSAL (3), RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITOR FOR THE FISCAL YEAR 1998.

The undersigned hereby appoints Joseph W. Marshall and Robert W. Stahman, and each of them, proxies with full power of substitution to vote for the undersigned at the Annual Meeting of Shareholders of Idaho Power Company, and at any adjournments thereof, on the matters set forth in the Proxy Statement and such other matters as may come before the meeting; and hereby directs that this proxy be voted in accordance with the instructions herein.

PLEASE DATE, SIGN AND PROMPTLY MAIL IN THE SELF-ADDRESSED RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. PLEASE SO INDICATE FOLLOWING YOUR SIGNATURE IF YOU ARE SIGNING IN A REPRESENTATIVE CAPACITY. IF SHARES ARE HELD JOINTLY, BOTH OWNERS SHOULD SIGN.
______________________________________________________________________________

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS REGARDING:


(1) ELECTION OF DIRECTORS: ROBERT D. BOLINDER; JON H. MILLER; GENE C. ROSE; PHIL SOULEN

        FOR                                                WITHHOLD
All nominees listed above / /                      Authority to vote for / /
(except as marked to the                           all nominees listed above
contrary to the right)

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

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(2) Approval of the formation of a holding company and an Agreement and Plan of Exchange, whereby IDACORP, Inc., an Idaho corporation formed by Idaho Power, will become the parent company of Idaho Power.

          FOR / /             AGAINST / /              ABSTAIN / /

(3) Ratification of the selection of Deloitte & Touche LLP as Independent Auditor for the fiscal year ending December 31, 1998

          FOR / /             AGAINST / /              ABSTAIN / /


If you wish to have any comments forwarded to the Company, you must mark this box and then write your comments on the reverse side of this form. / /

Special Action:

Discontinue Annual Report mailing for this account: / /


_______________________          ____________________
ACCOUNT NUMBER                          SHARES

PLEASE MARK ALL CHOICES LIKE THIS: /X/


SIGNATURE ______________________            DATE ______________